Exhibit 99.3

OPPFI MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “OppFi” refer to Opportunity Financial, LLC and subsidiaries prior to the consummation of the business combination. You should read the following discussion and analysis of OppFi’s financial condition and results of operations together with the OppFi’s audited consolidated financial statements and the related notes filed as a part of FGNA’s Definitive Proxy Statement on Schedule 14A with the SEC on June 22, 2021 (the “Proxy Statement”). This discussion contains forward-looking statements that reflect OppFi’s plans, estimates, and beliefs that involve risks and uncertainties. In addition, OppFi’s business is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in the Proxy Statement. As a result of these factors, such as those set forth under the headings “Risk Factors” and “Forward-Looking Statements” and elsewhere in the Proxy Statement, OppFi’s actual results may differ materially from those anticipated in these forward-looking statements.

Overview

OppFi is a leading mission-driven financial technology platform that powers banks to offer accessible lending products and a top-rated experience to everyday consumers. Through OppFi’s unwavering commitment to customer service, OppFi helps consumers who are turned away by traditional providers build a better financial path. Consumers on OppFi’s platform benefit from higher approval rates and a highly automated, efficient, all-digital experience. OppFi’s bank partners benefit from access to new customers and increased automation throughout the lending process.

Recent Developments

Key recent events impacting OppFi’s business are as follows:

•

Business Combination — On February 9, 2021, OppFi announced that it had entered into a definitive business combination agreement with FG New America Acquisition Corp., a special purpose acquisition corporation, that would result in OppFi becoming a public company. The business combination was closed on July 20, 2021. Upon the close of the transaction, the combined company had 84,464,783 shares outstanding excluding 25,500,000 earnout units. OppFi also had 15,339,437 warrants outstanding with exercise prices at $11.50 and $15.00 per share.

•

Hiring of Neville Crawley as President — OppFi is pleased to welcome Neville Crawley in the newly created role of President. Crawley will help formulate OppFi’s technology and go-to-market strategies, and work to aggressively expand OppFi’s products and services. Crawley will additionally oversee OppFi’s social impact commitments. Prior to joining OppFi, Crawley served as CEO of the global fintech platform, Kiva, from 2017 to 2021. Kiva had funded more than $1.5 billion in loans to some of the world’s most financially excluded populations. Previously, Crawley served as CEO of Quid, an artificial intelligence company, as Senior Vice President of strategy and corporate development at GLG, the world’s largest expert network, and as a strategy and M&A consultant to fintech companies at McKinsey & Company.

•

COVID-19 — In March 2020, the World Health Organization recognized a global pandemic known as the coronavirus or COVID-19. Due to the economic uncertainty that this has caused, and can continue to cause, there is added risk to OppFi’s overall future outlook. OppFi has implemented cost containment and cash management initiatives to mitigate the potential impact of the COVID-19 pandemic on its business and liquidity. The full extent of any impact cannot be determined at this time. OppFi did see a slowdown in growth during the year ended December 31, 2020 and the first quarter ended March 31, 2021 due to the government stimulus program, which also had a positive impact on OppFi’s credit performance even while the credit risk of OppFi loan applicants remained flat during this period. Management will continue to monitor any changes to the business as the pandemic continues throughout 2021.

Three and Six Months Ended June 30, 2021

Highlights

Our financial results as of and for the three months ended June 30, 2021 are summarized below.

•	Net Originations increased 84% to $144.0 million from $78.1 million for the three months ended June 30, 2021 and 2020, respectively.

•	Ending Receivables increased 19% to $260.4 million from $218.8 million as of June 30, 2021 and 2020, respectively.

•

Total Revenue increased 28% to $78.4 million from $61.3 million for the three months ended June 30, 2021 and 2020, respectively, and Adjusted Revenue increased 6% to $78.4 million from $73.6 million for the three months ended June 30, 2021 and 2020, respectively.

•	Net Income was $18.0 million and $42.4 million for the three and six months ended June 30, 2021, respectively.

•	Adjusted Net Income was $17.9 million and $37.2 million for the three and six months ended June 30, 2021, respectively.

Key Performance Metrics

OppFi regularly reviews the following key metrics, to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions, which may also be useful to an investor.

Total Net Originations

We measure originations to assess the growth trajectory and overall size of our loan portfolio. There is a direct correlation between origination growth and revenue growth. We include both bank partner originations as well as those originated by us directly. Originations may be useful to an investor because it helps understand the growth trajectory of revenues.

The following tables present total net originations (defined as gross originations net of transferred balance on refinanced loans), percentage of net originations by bank partners, and percentage of net originations by new loans for the three and six months ended June 30, 2021 and 2020.

	Three Months Ended June 30,		Change
(dollars in thousands)	2021	2020	$	% / bps
Total Net Originations	$143,983	$78,098	$65,885	84.4%
Percentage of Net Originations by Bank Partners	93.0%	62.0%	N/A	3,100 bps
Percentage of Net Originations by New Loans	41.7%	31.7%	N/A	1,000 bps

	Six Months Ended June 30,		Change
(dollars in thousands)	2021	2020	$	% / bps
Total Net Originations	$243,792	$202,244	$41,548	20.5%
Percentage of Net Originations by Bank Partners	86.1%	63.9%	N/A	2,220 bps
Percentage of Net Originations by New Loans	38.4%	44.1%	N/A	(570 bps	)

Net Originations increased to $144.0 million and $243.8 million for the three and six months ended June 30, 2021, respectively, from $78.1 million and $202.2 million for the three and six months ended June 30, 2020, respectively. The 84.4% and 20.5% increases were primarily due to a recovery from the short-term reduction in customer demand attributable to the COVID-19 pandemic as well as governmental stimulus measures in 2020.

OppFi’s originations model continues to shift towards a facilitation model for bank partners from a direct origination model. Total Net Originations by OppFi’s bank partners increased to 93.0% and 86.1% for the three and six months ended June 30, 2021, respectively, from 62.0% and 63.9% for the three and six months ended June 30, 2020, respectively.

In addition, OppFi’s net originations saw an increase in the percentage of originations being new loans compared to refinanced loans as customer demand continued to return to pre-pandemic levels coupled with increased automation, which drove a higher conversion of applications to funded loans. Total Net Originations of new loans as percentage of total loans increased to 41.7% for the three months ended June 30, 2021 from 31.7% for the three months ended June 30, 2020. Total Net Originations of new loans as a percentage of total loans decreased to 38.4% for the six months ended June 30, 2021 from 44.1% for the six months ended June 30, 2020. The 570 bps decrease was primarily driven by the short-term reduction in customer demand attributable to governmental stimulus measures for the first quarter of 2021 relative to the first quarter of 2020.

Ending Receivables

Ending receivables are defined as the unpaid principal balances of both on- and off-balance sheet loans at the end of the reporting period.

The following table presents ending receivables as of June 30, 2021 and 2020. Ending receivables increased to $260.4 million as of June 30, 2021 from $218.8 million as of June 30, 2020. The 19.0% increase was primarily driven by a return to growth in originations for the three months ended June 30, 2021 after the short-term reduction in customer demand attributable to the COVID-19 pandemic as well as governmental stimulus measures in 2020.

	As of June 30,		Change
(dollars in thousands)	2021	2020	$	%
Ending Receivables	$260,377	$218,767	$41,610	19.0%

Average Yield

Average yield represents annualized interest income from the period as a percent of average receivables. Receivables are defined as unpaid principal balances of both on- and off-balance sheet loans.

The following tables present average yield for the three and six months ended June 30, 2021 and June 30, 2020. Yield increased to 128.5% for the three and six months ended June 30, 2021, respectively, from 124.3% and 126.5% for the three and six months ended June 30, 2020, respectively. The 420 bps and 200 bps increases were driven by lower percentage of the portfolio in non accrual status and a lower percentage of customers on OppFi’s COVID hardship program which impacted results for the quarter ended June 30, 2020.

	Three Months Ended June 30,		Change
	2021	2020	bps
Average Yield	128.5%	124.3%	420 bps

	Six Months Ended June 30,		Change
	2021	2020	bps
Average Yield	128.5%	126.5%	200 bps

Net Charge-Offs as a Percentage of Average Receivables

Net charge-offs as a percentage of average receivables represents annualized total charge offs from the period less recoveries as a percent of average receivables. Receivables are defined as unpaid principal of both on- and off-balance sheet loans. OppFi’s charge-off policy is based on a review of delinquent finance receivables on a loan by loan basis. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy, or is otherwise deemed uncollectible.

The following tables present net charge-offs as a percentage of average receivables for the three and six months ended June 30, 2021 and 2020. Net charge-offs as a percentage of average receivables decreased by 1,160 bps to 28.4% and 1,430 bps to 29.1% from the three and six months ended June 30, 2020, respectively, to the three and six months ended June 30, 2021, respectively, as a result of the positive impact on customers’ bank balances from government stimulus programs.

	Three Months Ended June 30,		Change
	2021	2020	bps
Net Charge-Offs as % of Avg. Receivables	28.4%	40.0%	(1,160 bps	)

	Six Months Ended June 30,		Change
	2021	2020	bps
Net Charge-Offs as % of Avg. Receivables	29.1%	43.4%	(1,430 bps	)

Marketing Cost per Funded Loan

Marketing cost per funded loan represents marketing cost per funded loan for new and refinance loans. This metric is the amount of direct marketing costs incurred during a period divided by the number of loans originated during that same period.

The following tables present marketing cost per funded loan for the three and six months ended June 30, 2021 and 2020. OppFi’s marketing cost per funded loan has decreased to $72 and $65 for the three and six months ended June 30, 2021, respectively, from $91 and $83 for the three and six months ended June 30, 2020, respectively. OppFi’s marketing cost per funded loan was impacted in the three and six months ended June 30, 2020 due to the stimulus impact on demand in 2020.

	Three Months Ended June 30,		Change
	2021	2020	$	%
Marketing Cost per Funded Loan	$72	$91	$(19)	(20.9%	)

	Six Months Ended June 30,		Change
	2021	2020	$	%
Marketing Cost per Funded Loan	$65	$83	$(18)	(21.7%	)

Marketing Cost per New Funded Loan

Marketing cost per new funded loan represents the amount of direct marketing costs incurred during a period divided by the number of new loans originated during that same period.

The following tables present marketing cost per funded loan (new) for the three and six months ended June 30, 2021 and 2020. OppFi’s marketing cost per new funded loan decreased by 46.0% and 13.1% for the three and six months ended June 30, 2021, respectively, from the three and six months ended June 30, 2020, respectively, due primarily to the impact on direct mail performance due to the 2020 government stimulus programs which temporarily reduced customer demand.

	Three Months Ended June 30,		Change
	2021	2020	$	%
Marketing Cost per New Funded Loan	$245	$454	$(209)	(46.0%	)

	Six Months Ended June 30,		Change
	2021	2020	$	%
Marketing Cost per New Funded Loan	$253	$291	$(38)	(13.1%	)

Auto-Approval Rate

Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.

Overall auto decisioning, which also takes into account those applications that were denied which are not decisioned by a loan advocate or underwriter (auto-denial) plus auto-approval divided by the total number of applications, was 77% for the three months ended June 30, 2021.

The following table presents auto approval rate as of June 30, 2021 and June 30, 2020. Auto-approval rate increased by 3,140 bps as of June 30, 2021 from June 30, 2020 driven by the continued application of algorithmic automation projects that streamline frictional steps of the origination process.

	As of June 30,		Change
	2021	2020	bps
Auto-Approval Rate	50.5%	19.1%	3,140 bps

Sales and Servicing Cost per Loan

Sales and Servicing cost per loan is calculated by taking the total servicing costs, which include customer center salaries, underwriting and reporting costs, and payment processing fees, divided by the average amount of outstanding loans during that period.

The following tables present servicing cost per loan for the three and six months ended June 30, 2021 and June 30, 2020. OppFi’s servicing cost per loan increased by $27 and $12 for the three and six months ended June 30, 2021, respectively, from the three and six months ended June 30, 2020, respectively, due to the increase in underwriting costs and payment processing fees tied to the increase in originations. Due to improvements in auto-approval rates which drove scale to the business, the percentage growths of 19.6% and 8.2% for the three and six months ended June 30, 2021 were significantly lower than origination growth of 84.4% and 20.5% for the three and six months ended June 30, 2021.

	Three Months Ended June 30,		Change
	2021	2020	$	%
Sales and Servicing Cost per Loan	$164	$137	$27	19.6%

	Six Months Ended June 30,		Change
	2021	2020	$	%
Sales and Servicing Cost per Loan	$160	$148	$12	8.2%

Results of Operations

Comparison of the Three Months Ended June 30, 2021 and 2020

The following table presents OppFi’s consolidated results of operations for the three months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Change
	2021	2020	$	%
	(In thousands, except % change)
Interest and Loan Related Income, Gross (a)	$78,030	$73,495	$4,535	6.2%
Other Income	346	116	230	197.8%

Interest, Loan Related, and Other Income	$78,376	$73,611	$4,765	6.5%

Amortization of Loan Origination Costs	—	(12,330)	12,330	—

Total Revenue	$78,376	$61,281	$17,095	27.9%

Total Provision	(31)	(12,875)	12,844	(100.0% )
Change in Fair Value	(11,306)	—	(11,306)	—

Net Revenue	$67,039	$48,406	$18,633	38.5%

Expenses	49,052	23,287	25,765	110.6%

EBT (b)	$17,987	$25,119	$(7,132)	(28.4%)

(a)

Loan Related Income primarily consists of non-sufficient funds fees, which are immaterial and were discontinued during Q1 2021. Interest income related to finance receivables accounted for under the fair value option is included in “Interest and loan related income, gross” in the consolidated statements of operations.

(b)

Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

Total Revenue

Total revenue consists mainly of revenue earned from interest on receivables from outstanding loans based only on the interest method, as well as amortization of loan origination costs in previous periods. OppFi also earns revenues from referral fees related primarily to its turn-up program, which represented less than 0.5% of total revenues in the three months ended June 30, 2021.

Total revenue increased by $17.1 million, or 27.9%, to $78.4 million for the three months ended June 30, 2021 from $61.3 million for the three months ended June 30, 2020. This increase was primarily due to the removal of the amortization of loan origination costs as a result of the election of the fair value option in 2021. Under the fair value option, loan origination costs related to the origination of installment loans are expensed when incurred and are no longer recognized as a part of total revenue. Total revenue also improved year over year due to the increase in interest income from higher receivables and yield compared to the previous period.

Total Provision and Change in Fair Value

Commencing on January 1, 2021, OppFi elected the fair value option on its installment loans. To derive the fair value, OppFi generally utilizes discounted cash flow analyses that factor in estimated losses and prepayments over the estimated duration of the underlying assets. Loss and prepayment assumptions are determined using historical loss data and include appropriate consideration of recent trends and anticipated future performance. Future cash flows are discounted using a rate of return that OppFi believes a market participant would require based on the risk characteristics of OppFi’s loans.

In the three months ended June 30, 2021, change in fair value consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the fair value of the installment loans. Change in fair value decreased by $11.3 million for the three months ended June 30, 2021 as OppFi adopted the fair value option for its installment product on January 1, 2021. The $11.3 million comprised $17.3 million of net charge-offs offset partially by $6.0 million change in the fair value premium of receivables. Net charge-offs as a percentage of receivables improved due to impact from government stimulus programs. Change in fair value premium had a positive impact due to the increase in receivables in the period and an increase in the fair value mark. The fair value mark improved due to an increase in the remaining life of the portfolio driven by a younger portfolio from origination growth in the period, as well as an increase in the weighted average interest rate of the portfolio driven by a change in state mix.

In the three months ended June 30, 2021, total provision consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the allowance for credit losses for OppFi’s SalaryTap product. In the three months ended June 30, 2020, total provision consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the allowance for credit losses for OppFi’s installment loan product. OppFi’s provisions for future losses is based on incurred credit loss application whereby it reserves for life of loan losses.

Net Revenue

Net revenue is equal to total revenue less the change in fair value and less total provision costs. Total net revenue increased by $18.6 million, or 38.5%, to $67.0 million for the three months ended June 30, 2021 from $48.4 million for the three months ended June 30, 2020. This increase was primarily attributable to increase in gross interest and loan related income, lower gross charge-offs, net of recoveries, as well as the removal of the amortization of loan origination costs from total revenues as a result of the election of the fair value option in 2021.

Expenses

Total expenses consist of salaries and employee benefits, interest expense and amortized debt issuance costs, servicing costs, direct marketing costs, technology costs, depreciation and amortization, professional fees and other expenses.

Total expenses increased by $25.8 million, or 110.6%, to $49.1 million for the three months ended June 30, 2021 from $23.3 million for the three months ended June 30, 2020. This was primarily due to higher marketing costs due to higher originations, an increase in salaries and employee benefits, technology infrastructure costs, professional fees, increase in warrant liability, and impact of 2021 election of fair value option. As a result of the election of the fair value option, loan origination costs including direct marketing costs and payment processing fees related to the origination of installment loans are recognized as expenses when incurred and are no longer recognized as an offset to total revenue.

Earnings Before Tax (“EBT”)

EBT is the difference between net revenue and expenses. EBT represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the closing of the business combination OppFi did not have a tax provision under its pass-through structure as a limited liability company. Total EBT decreased by $7.1 million, or 28.4%, $18.0 million for the three months ended June 30, 2021 from $25.1 million for the three months ended June 30, 2020.

Comparison of the Six Months Ended June 30, 2021 and 2020

The following table presents OppFi’s consolidated results of operations for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,		Change
	2021	2020	$	%
	(In thousands, except % change)
Interest and Loan Related Income, Gross (a)	$162,133	$162,340	$(207)	(0.1%	)
Other Income	500	240	260	107.8%

Interest, Loan Related, and Other Income	$162,633	$162,580	$53	0.0%

Amortization of Loan Origination Costs	—	(26,646)	26,646	—

Total Revenue	$162,633	$135,934	$26,699	19.6%

Total Provision	(38)	(44,875)	44,837	(100.0%	)
Change in Fair Value	(33,695)	—	(33,695)	—

Net Revenue	$128,900	$91,059	$37,841	41.6%

Expenses	86,529	49,043	37,486	76.4%

EBT (b)	$42,371	$42,016	$355	0.8%

(a)

Loan Related Income primarily consists of non-sufficient funds fees, which are immaterial and were discontinued during Q1 2021. Interest income related to finance receivables accounted for under the fair value option is included in “Interest and loan related income, gross” in the consolidated statements of operations.

(b)

Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

Total Revenue

Total revenue consists mainly of revenue earned from interest on receivables from outstanding loans based only on the interest method, as well as amortization of loan origination costs in previous periods. OppFi also earns revenues from referral fees related primarily to its turn-up program, which represented less than 0.5% of total revenues in the six months ended June 30, 2021.

Total revenue increased by $26.7 million, or 19.6%, to $162.6 million for the six months ended June 30, 2021 from $135.9 million for the six months ended June 30, 2020. This increase was primarily due to the removal of the amortization of loan origination costs as a result of the election of the fair value option in 2021. Under the fair value option, loan origination costs related to the origination of installment loans are expensed when incurred and are no longer recognized as a part of total revenue.

Total Provision and Change in Fair Value

Commencing on January 1, 2021, OppFi elected the fair value option on its installment loans. To derive the fair value, OppFi generally utilizes discounted cash flow analyses that factor in estimated losses and prepayments over the estimated duration of the underlying assets. Loss and prepayment assumptions are determined using historical loss data and include appropriate consideration of recent trends and anticipated future performance. Future cash flows are discounted using a rate of return that OppFi believes a market participant would require based on the risk characteristics of OppFi’s loans.

In the six months ended June 30, 2021, change in fair value consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the fair value of the installment loans. Change in fair value decreased by $33.7 million for the six months ended June 30, 2021 as OppFi adopted the fair value option for its installment product on January 1, 2021. The $33.7 million comprised $37.2 million of net charge-offs offset partially by $3.5 million change in the Fair Value premium of receivables. Net charge-offs as a percentage of receivables improved due to impact from government stimulus programs. Change in fair value premium had a positive impact due to the increase in receivables in the period and an increase in the fair value mark. The fair value mark improved due to an increase in the remaining life of the portfolio driven by a younger portfolio from origination growth in the period, as well as an increase in the weighted average interest rate of the portfolio driven by a change in state mix.

In the six months ended June 30, 2021, total provision consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the allowance for credit losses for OppFi’s SalaryTap product. In the six months ended June 30, 2020, total provision consists of gross charge-offs incurred in the period, net of recoveries, plus the change in the allowance for credit losses for OppFi’s installment loan product. OppFi’s provisions for future losses is based on incurred credit loss application whereby it reserves for life of loan losses.

Net Revenue

Net revenue is equal to total revenue less the change in fair value and less total provision costs. Total net revenue increased by $37.8 million, or 41.6%, to $128.9 million for the six months ended June 30, 2021 from $91.1 million for the six months ended June 30, 2020. This increase was primarily attributable to lower gross charge-offs, net of recoveries, as well as the removal of the amortization of loan origination costs from total revenues as a result of the election of the fair value option in 2021.

Expenses

Total expenses consist of salaries and employee benefits, interest expense and amortized debt issuance costs, servicing costs, direct marketing costs, technology costs, depreciation and amortization, professional fees and other expenses.

Total expenses increased by $37.5 million, or 76.4%, to $86.5 million for the six months ended June 30, 2021 from $49.0 million for the six months ended June 30, 2020. This was primarily due to higher marketing costs due to higher originations, an increase in salaries and employee benefits, technology infrastructure costs, professional fees, increase in warrant liability, and impact of 2021 election of fair value option. As a result of the election of the fair value option, loan origination costs including direct marketing costs and payment processing fees related to the origination of installment loans are recognized as expenses when incurred and are no longer recognized as an offset to total revenue.

Earnings Before Tax (“EBT”)

EBT is the difference between net revenue and expenses. EBT represents Net Income as reported in OppFi’s consolidated financial statements, as OppFi does not have a tax provision under its current pass-through structure as a limited liability company. Total EBT increased by $0.4 million, or 0.8%, to $42.4 million for the six months ended June 30, 2021 from $42.0 million for the six months ended June 30, 2020.

Non-GAAP Financial Measures

We believe that the provision of non-GAAP financial measures in this report, including Fair Value Pro Forma information, Adjusted Revenue, Adjusted EBITDA, and Adjusted Net Income can provide useful measures for period-to-period comparisons of our business and useful information to investors and others in understanding and evaluating our operating results. However, non-GAAP financial measures are not calculated in accordance with United States generally accepted accounting principles, or GAAP, should not be considered an alternative to any measure of financial performance calculated and presented in accordance with GAAP, and may not be comparable to the non-GAAP financial measures of other companies.

Fair Value Pro Forma

	Three Months Ended June 30,				Variance
	2021	2020			%
(In thousands) Unaudited	As Reported	As Reported	FV Adjustments	FV Pro Forma
Total Revenue	$78,376	$61,281	$12,330	$73,611	6.5%
Total Provision	(31)	(12,875)	12,875	—	—
FV Adjustment (a)	(11,306)	—	(41,522)	(41,522)	(72.7% )

Net Revenue	$67,039	$48,406	$(16,317)	$32,089	108.9%

Expenses
Sales and Marketing	11,545	2,373	2,838	5,211	121.6%
Customer Operations	9,876	4,170	4,527	8,697	13.6%
Technology, Products, and Analytics	6,513	4,731	—	4,731	37.7%
General, Administrative, and Other	14,733	6,631	—	6,631	122.2%

Total Expenses before Interest Expense	$42,667	$17,905	$7,365	$25,270	68.8%

Interest Expense (b)	6,385	5,382	—	5,382	18.6%

EBT (c)	$17,987	$25,119	$(23,682)	$1,437	1,152.0%

(a)	FV Adjustment of $41.5M includes net charge-offs of $23.8M and FMV Adjustment of $17.7M driven by lower receivables and lower FMV mark as a result of the COVID-19 pandemic.
(b)	Includes debt amortization costs.
(c)

Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

	Six Months Ended June 30,				Variance
	2021	2020			%
(In thousands) Unaudited	As Reported	As Reported	FV Adjustments	FV Pro Forma
Total Revenue	$162,633	$135,934	$26,646	$162,580	0.0%
Total Provision	(38)	(44,875)	44,875	—	—
FV Adjustment (a)	(33,695)	—	(75,590)	(75,590)	(55.4%	)

Net Revenue	$128,900	$91,059	$(4,069)	$86,990	48.2%

Expenses
Sales and Marketing	19,480	6,492	9,353	15,845	22.9%
Customer Operations	19,485	8,229	10,386	18,615	4.7%
Technology, Products, and Analytics	12,340	9,174	—	9,174	34.5%
General, Administrative, and Other	24,231	13,220	—	13,220	83.3%

Total Expenses before Interest Expense	$75,536	$37,115	$19,739	$56,854	32.9%

Interest Expense (b)	10,993	11,928	—	11,928	(7.8%	)

EBT (c)	$42,371	$42,016	$(23,808)	$18,208	132.7%

(a)	FV Adjustment of $75.6M includes net charge-offs of $56.0M and FMV Adjustment of $19.6M driven by lower receivables and lower FMV mark as a result of the COVID-19 pandemic.
(b)	Includes debt amortization costs.
(c)

Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure defined as our total revenue, as reported, adjusted for the impact of amortization of loan origination costs. Under the fair value option, loan origination costs related to the origination of installment loans are expensed when incurred and are no longer recognized as a part of total revenue. We believe that adjusted revenue is an important measure because it allows management, investors, and our Board to evaluate and compare our revenue for period-to-period comparisons of our business, as it removes the effect of differing accounting methodologies.

	Three Months Ended June 30,		Variance
(In thousands) Unaudited	2021	2020	%
Total Revenue	$78,376	$61,281	27.9%
Amortization of Loan Origination Costs	—	12,330	—

Adjusted Revenue	$78,376	$73,611	6.5%

	Six Months Ended June 30,		Variance
(In thousands) Unaudited	2021	2020	%
Total Revenue	$162,633	$135,934	19.6%
Amortization of Loan Origination Costs	—	26,646	—

Adjusted Revenue	$162,633	$162,580	0.0%

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure defined as our net income, adjusted for the impact of our election of the fair value option and further adjusted to eliminate the effect of certain items as shown below. We believe that Adjusted EBITDA is an important measure because it allows management, investors, and our Board to evaluate and compare our operating results from period-to-period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of taxes, certain non-cash items, variable charges, and timing differences.

	Three Months Ended June 30,		Variance
(In thousands) Unaudited	2021	2020	%
EBT (a)	$17,987	$25,119	(28.4%	)
FV Adjustments	—	(23,682)	—
Debt Amortization	642	458	40.1%
Other Addback and One-Time Expenses (b)	5,181	220	2,251.7%

Adjusted EBT	$23,810	$2,115	1,025.9%

Less: Pro Forma Taxes (c)	(5,952)	(529)	1,025.9%

Adjusted Net Income	$17,858	$1,586	1,025.9%

Pro Forma Taxes (c)	5,952	529	1,025.9%
Depreciation and Amortization	2,413	1,579	52.8%
Interest Expense	5,744	4,924	16.6%
Business (Non-income) Taxes	357	483	(25.9%	)

Adjusted EBITDA	$32,324	$9,101	255.2%

(a)

Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

(b)

One-time expense includes a $3.3 million impact in 2021 from an increase in warrant liability, $1.2 million in costs related to the business combination, and $0.7 million in stock compensation, management fees, and other addbacks.

(c)	Assumes a tax rate of 25% reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with publicly traded companies.

	Six Months Ended June 30,		Variance
(In thousands) Unaudited	2021	2020	%
EBT (a)	$42,371	$42,016	0.8%
FV Adjustments	—	(23,808)	—
Debt Amortization	1,163	977	19.0%
Other Addback and One-Time Expenses (b)	5,995	277	2,070.4%

Adjusted EBT	$49,529	$19,462	154.5%

Less: Pro Forma Taxes (c)	(12,382)	(4,865)	154.5%

Adjusted Net Income	$37,147	$14,597	154.5%

Pro Forma Taxes (c)	12,382	4,865	154.5%
Depreciation and Amortization	4,577	2,976	53.8%
Interest Expense	9,830	10,951	(10.2%	)
Business (Non-income) Taxes	792	656	20.8%

Adjusted EBITDA	$64,728	$34,045	90.1%

(a)

Represents Net Income as reported in OppFi’s consolidated financial statements, as prior to the business combination OppFi did not have tax provision under its pass-through structure as a limited liability company.

(b)

One-time expense includes a $3.3 million impact in 2021 from an increase in warrant liability, $1.4 million in costs related to the business combination, and $1.3 million in stock compensation, management fees, and other addbacks.

(c)	Assumes a tax rate of 25% reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with publicly traded companies.

Condensed Balance Sheets

Comparison June 30, 2021 and December 31, 2020

The following table presents OppFi’s condensed balance sheet for June 30, 2021 and December 31, 2020:

			Change
(In thousands) Unaudited	June 30, 2021	December 31, 2020	$	%
Assets
Cash and restricted cash	$120,779	$45,657	$75,122	164.5%
Finance receivables at fair value	296,381	—	296,381	—
Finance receivables at amortized cost, net	132	222,243	(222,111)	(99.9%	)
Other assets	19,943	17,943	2,000	11.1%

Total assets	$437,235	$285,843	$151,392	53.0%

Liabilities and members’ equity
Current liabilities	$29,249	$28,406	$843	3.0%
Total debt	230,647	158,105	72,542	45.9%

Total liabilities	$259,896	$186,511	$73,385	39.3%
Total members’ equity	177,339	99,332	78,007	78.5%

Total liabilities and members’ equity	$437,235	$285,843	$151,392	53.0%

Total cash increased by $75.1 million as of June 30, 2021, driven by free cash flow from operations as well as increased borrowings under OppFi’s refinanced corporate credit facility and higher utilization of senior debt. Finance receivables in 2021 increased as a result of the election of the fair value option in 2021.

Total debt increased by $72.5 million driven by an increase in utilization of leverage facilities of $46.6 million and a $26.0 million net impact of the corporate credit facility refinancing. Total equity increased by $78.0 million driven by net income for the first six months of $42.4 million and impact of adoption of the fair value method of accounting of $69.4 million, partially offset by distributions of $34.0 million.

Liquidity and Capital Resources

To date, the funds received from operating income and OppFi’s ability to obtain lending commitments, have provided the liquidity necessary for OppFi to fund its operations.

OppFi’s liquidity profile has improved each period due to growth in operating cash flows and increased liquidity from debt providers. Maturities of OppFi’s facilities are staggered over three years to help minimize refinance risk.

The following table presents OppFi’s unrestricted cash and undrawn debt as of June 30, 2021:

	June 30, 2021	December 31, 2020
	(In thousands)
Unrestricted cash	$55,253	$25,601
Undrawn debt	$223,160	$338,108

As of June 30, 2021, OppFi had $55.3 million in unrestricted cash, up $29.7 million from the prior year end, driven by strong cash flow from operations. As of June 30, 2021, OppFi had an additional $223.2 million of unused debt capacity under its financing facilities for future availability, representing a 51% overall undrawn capacity. Including total financing commitments and cash on the balance sheet, OppFi had more than $500 million in funding capacity as of June 30, 2021.

OppFi believes that its unrestricted cash, undrawn debt and funds from operating income will be sufficient to meet its liquidity needs for at least the next 12 months from the date of this prospectus. OppFi’s future capital requirements will depend on multiple factors, including its revenue growth, working capital requirements, cash provided by and used in operating, investing and financing activities and capital expenditures.

To the extent OppFi’s unrestricted cash balances, funds from operating income and funds from undrawn debt are insufficient to satisfy its liquidity needs in the future, OppFi may need to raise additional capital through equity or debt financing and may not be able to do so on terms acceptable to it, if at all. If OppFi is unable to raise additional capital when needed, its results of operations and financial condition would be materially and adversely impacted.

Cash Flows

The following table presents cash provided by (used in) operating, investing and financing activities during the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,		Change
	2021	2020	$	%
	(In thousands, except % change)
Net cash provided by operating activities	$84,837	$98,917	$(14,080)	(14.2%	)
Net cash (used in) investing activities	(47,878)	(7,628)	(40,250)	527.6%
Net cash provided by (used in) financing activities	38,163	(42,960)	81,123	188.8%

Net increase in cash, cash equivalents and restricted cash	$75,122	$48,329	$26,793	55.4%

Operating Activities

Net cash provided by operating activities was $84.8 million for the six months ended June 30, 2021. This was down $14.1 million from the $98.9 million of cash provided by operating activities during the six months ended June 30, 2020. Cash provided by operating activities decreased due to higher expenses in 2021, driven by higher marketing costs due to higher originations, as well as an increase in salaries and employee benefits, technology infrastructure costs, and professional fees.

Investing Activities

Net cash used in investing activities was $47.9 million for the six months ended June 30, 2021. This was up $40.3 million from the $7.6 million cash used in investing activities during the six months ended June 30, 2020 due to higher finance receivables originated partially offset by higher finance receivables repaid.

Financing Activities

Net cash provided by financing activities was $38.2 million for the six months ended June 30, 2021. This was up $81.1 million from the $43.0 million cash used in financing activities during the six months ended June 30, 2020 due primarily to an increase in net advances in senior debt lines of credit partially offset by an increase in member distributions.

Financing Arrangements

The following is a summary of OppFi’s borrowings as of June 30, 2021:

Purpose	Borrower	Borrowing Capacity	June 30, 2021	December 31, 2020	Interest Rate as of June 30, 2021	Maturity Date
Secured Borrowing	Opportunity Funding SPE II, LLC	$56,460	$17,649	$16,025	15.00%	10/2021

Senior debt
Revolving line of credit	Opportunity Financial, LLC	$—	$—	$5,000	LIBOR + 2.50%	02/2022
Revolving line of credit	Opportunity Funding SPE III, LLC	175,000	87,500	59,200	LIBOR + 6.00%	01/2024
Revolving line of credit	Opportunity Funding SPE V, LLC	75,000	37,500	24,222	LIBOR + 7.25%	04/2023
Revolving line of credit	Opportunity Funding SPE VI, LLC	50,000	25,000	16,148	LIBOR + 7.25%	04/2023
Revolving line of credit	Opportunity Funding SPE IV, LLC	25,000	8,300	12,506	LIBOR + 4.25%	09/2021

Total revolving lines of credit		$325,000	$158,300	$117,076

Term loan, net	Opportunity Financial, LLC	50,000	48,344	14,650	LIBOR + 10.00%	03/2025

Total senior debt		$375,000	$206,644	$131,726

Subordinated debt	Opportunity Financial, LLC	$—	$—	$4,000	14.00%	12/2023

Other debt	Opportunity Financial, LLC	$6,354	$6,354	$6,354	1.00%	04/2022

Since 2017, Opportunity Financial completed the following transactions, each of which has provided liquidity and cash resources.

Secured Borrowing Payable

•

During 2017, Opportunity Funding SPE II, LLC entered into a preferred return agreement. Per the terms of the agreement, the finance receivables are grouped into quarterly pools. Collections are distributed on a pro rata basis after the payout of expenses to back-up servicer, servicer and other relevant parties. This agreement is secured by the assets of Opportunity Funding SPE II, LLC. The receivables are transferred to Opportunity Funding SPE II, LLC and OppWin LLC by Opportunity Financial, LLC, which has provided representations and warranties in connection with such sale. The agreement is subject to various financial covenants.

•

During 2018, the SPE II, LLC preferred return agreement was amended. Opportunity Funding SPE II, LLC sells a 97.5 percent interest of certain unsecured finance receivables to the unrelated third party. Per the revised agreement, the unrelated third party earns a preferred return of 15 percent and a performance fee after the preferred return has been satisfied. The initial agreement expired August 1, 2018 and was then extended for one year. The agreement provides for two consecutive options to renew the purchase period for eighteen months. The unrelated third party exercised the first option, which provides a $65.0 million purchase commitment by the unrelated third party. After satisfaction of the purchase commitment, the agreement provides for a third option for an additional $100.0 million purchase commitment.

•

In May 2020, the SPE II, LLC preferred return agreement was amended. The unrelated third party exercised the option, which provides an additional $100.0 million purchase commitment, resulting in a total $165.0 million purchase commitment by the unrelated third party, of which $108.5 million and $79.8 million of finance receivables have been purchased with an active secured borrowing balance of $17.6 million and $16.0 million as of June 30, 2021 and December 31, 2020, respectively. Interest expense related to this facility was $0.5 million and $0.4 million for the three months ended June 30, 2021 and 2020, respectively, and $1.4 million and $1.1 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $0.2 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.1 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.1 million and $0.1 million for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $0.1 million and $0.1 million, respectively.

Senior Debt

•

On August 13, 2018, OppFi entered into a corporate credit agreement with a maximum available amount of $10.0 million. Interest is payable monthly. The facility is secured by OppFi’s assets and certain brokerage assets made available by the Schwartz Capital Group (SCG), a related party. The agreement is subject to various financial covenants. On August 6, 2020, the corporate credit agreement was amended, and the maturity date was extended to February 2022.

•

On March 23, 2021, the borrowings under this revolving corporate credit agreement were paid in full. Subsequent to repayment, OppFi terminated the revolving credit agreement. Interest expense paid related to the revolving credit agreement for the three months ended June 30, 2020. Interest expense paid related to the revolving credit agreement totaled $0.1 million and $0.1 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $0.3 million in debt issuance costs in connection with this transaction. For the three months ended June 30, 2021 and 2020, there were no amortized debt issuance costs. For the six months ended June 30, 2021 and 2020, amortized debt issuance costs were $0.1 million and $0.1 million, respectively. As of December 31, 2020, the remaining balance of unamortized debt issuance costs associated with the facility was $0.1 million.

•

On January 23, 2018, Opportunity Funding SPE III, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE III, LLC. Opportunity Financial, LLC provides certain representations and warranties. The line of credit agreement is subject to a borrowing base threshold and various financial covenants, including maintaining a minimum tangible net worth and maximum senior debt to equity.

•

On January 31, 2020, the revolving line of credit agreement was amended to increase the aggregate commitment to $175.0 million. The amendment also changes the interest rate to one-month LIBOR plus 6 percent with a 2 percent LIBOR floor. The agreement matures in January 2024.

•

Interest expense related to this facility was $1.9 million and $2.0 million for the three months ended June 30, 2021 and 2020, respectively, and $3.2 million and $4.5 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $2.1 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.2 million and $0.2 million for the three months ended June 30, 2021 and 2020, respectively, and $0.4 million and $0.4 million for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with the facility was $1,118 and $1,453, respectively.

•

In April 2019, Opportunity Funding SPE V, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $75.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE V, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments. Interest expense related to this facility was $1.0 million and $0.9 million for the three months ended June 30, 2021 and 2020, respectively, and $1.6 million and $2.0 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $1.2 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.1 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $0.2 million for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $0.3 million and $0.5 million, respectively.

•

In April 2019, Opportunity Funding SPE VI, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $50.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE VI, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments. Interest expense related to this facility was $0.6 million and $0.6 million for the three months ended June 30, 2021 and 2020, respectively, and $1.0 million and $1.3 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $0.9 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.1 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $0.2 million for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of debt issuance costs associated with this facility was $0.3 million and $0.4 million, respectively.

•

In August 2019, Opportunity Funding SPE IV, LLC entered into a revolving line of credit agreement that provides maximum borrowings of $25.0 million. Interest is payable monthly. Borrowings are secured by the assets of Opportunity Funding SPE IV, LLC. Opportunity Financial, LLC provides certain representations and warranties related to the debt, as well as an unsecured guaranty. The line of credit agreement is subject to a borrowing base and various financial covenants, including maintaining a minimum tangible net worth and restrictions related to dividend payments. Interest expense related to this facility was $0.1 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $0.3 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $0.6 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.2 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $0.1 million for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021 and December 31, 2020, the remaining balance of unamortized debt issuance costs associated with this facility was $0.1 million and $0.1 million, respectively.

•

In November 2018, Opportunity Financial, LLC entered into a $25.0 million senior secured multi-draw term loan agreement, which is secured by a senior secured claim on Opportunity Financial, LLC’s assets and a second lien interest in the receivables owned by Opportunity Funding SPE III, LLC, Opportunity Funding SPE V, LLC, and Opportunity Funding SPE VI, LLC. Interest is payable monthly. The loan agreement is subject to various financial covenants. Per the terms of the loan agreement, Opportunity Financial, LLC has issued warrants to the lender. In April 2020, OppFi exercised an option to increase the facility commitment amount to $50.0 million.

•

On March 23, 2021, the senior secured multi-draw term loan agreement was amended to decrease the interest rate from LIBOR plus 14% to LIBOR plus 10% and extend the maturity date to March 23, 2025. On March 30, 2021, OppFi drew the remaining $35.0 million available commitment. As of June 30, 2021 and December 31, 2020, the outstanding balances of $50.0 million and $15.0 million are net of unamortized discount of $0.1 million and $0.1 million, respectively, and unamortized debt issuance costs of $1.6 million and $0.3 million, respectively. Interest expense related to this facility was $1.5 million and $0.7 million for the three months ended June 30, 2021 and 2020, respectively, and $2.2 million and $1.3 million for the six months ended June 30, 2021 and 2020, respectively. Additionally, OppFi has capitalized $2.3 million in debt issuance costs in connection with this transaction. Amortized debt issuance costs was $0.1 million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $0.1 million for the six months ended June 30, 2021 and 2020, respectively.

•

On August 6, 2021, OppFi entered into an amendment to the credit agreement with an unrelated third party for Opportunity Funding SPE IV, LLC which, among other things, extends the scheduled termination date of the credit agreement from August 19, 2021 to September 30, 2021 and amends certain of the financial covenants in the credit agreement.

Subordinated Debt – Related Party

•

OppFi had an unsecured line of credit agreement with SCG, a related party, with a maximum available amount of $4.0 million. Interest due on this facility is paid quarterly, and the outstanding balance is due at maturity. Subordinated debt is subject to the same debt covenants as senior debt facilities. On March 30, 2021, the borrowings under this unsecured line of credit agreement were paid in full and the facility was terminated. Interest expense related to this related party transaction was $0.1 million for the three months ended June 30, 2020. Interest expense was $0.1 million and $0.3 million for the six months ended June 30, 2021 and 2020, respectively.

Other Debt

•

On April 13, 2020, OppFi obtained an unsecured loan in the amount of $6.4 million from a bank in connection with the U.S. Small Business Administration’s (SBA) Paycheck Protection Program (the PPP Loan). Pursuant to the Paycheck Protection Program, all or a portion of the PPP Loan may be forgiven if OppFi uses the proceeds of the PPP Loan for its payroll costs and other expenses in accordance with the requirements of the Paycheck Protection Program. OppFi used the proceeds of the PPP Loan for payroll costs and other covered expenses and sought full forgiveness of the PPP Loan, but there can be no assurance that OppFi will obtain any forgiveness of the PPP Loan.

•

If the PPP Loan is not fully forgiven, OppFi will remain liable for the full and punctual payment of the outstanding principal balance plus accrued and unpaid interest. OppFi submitted the forgiveness application on November 14, 2020. The SBA has not completed its review of OppFi’s eligibility for forgiveness. If the SBA determines that the loan is not fully forgiven, the first payment would be due no earlier than 30 days after the date a decision is reached on the loan forgiveness. Interest accrued and expensed related to this unsecured loan was $0.1 million for the three months ended June 30, 2021 and $0.1 million for the six months ended June 30, 2021.

CSO Arrangements

In Texas, OppFi arranges for consumers to obtain finance receivable products from an independent third-party lender as part of the CSO program. OppFi had also previously arranged for consumers to obtain finance receivable products from an independent third-party lender in Ohio as part of the CSO program. For the consumer finance receivable products originated by the third-party lender under the CSO program, the lender is responsible for providing the criteria by which the consumer’s application is underwritten and, if approved, determining the amount of the finance receivable. When a consumer executes an agreement with OppFi under the CSO program, OppFi agrees, for a fee payable to OppFi by the consumer, to provide certain services to the consumer, one of which is to guarantee the consumer’s obligation to repay the finance receivable obtained by the consumer from the third-party lender if the consumer fails to do so.

On April 23, 2019, OppFi discontinued the CSO program in Ohio and no new finance receivables were originated through this program after that date. As of June 30, 2021, there were no finance receivables remaining under the CSO program in Ohio.

On March 19, 2021 OppFi discontinued the CSO program in Texas and no new finance receivables were originated through this program after that date. As of June 30, 2021, finance receivables remaining under the CSO program in Texas was $0.3 million.

As of June 30, 2021 and December 31, 2020, the unpaid principal balance of off-balance sheet active finance receivables which were guaranteed by OppFi were $0.3 million and $19.7 million, respectively. Upon the election of the fair value option for installment loan finance receivables on January 1, 2021, OppFi released the reserve for repurchase liabilities, which was included in the fair value adjustment to retained earnings. As of December 31, 2020, OppFi recorded a reserve for repurchase liabilities of $4.2 million, which represents the liability for estimated losses on finance receivables guaranteed. OppFi uses a similar methodology for determining the reserve for repurchase liabilities as it does for calculating the allowance for credit losses on finance receivables.

Under the terms of the CSO program, OppFi is required to maintain a restricted cash balance equal to the guaranty, which is determined and settled on a weekly basis. On a daily basis, a receivable and/or payable is recorded to recognize the outstanding settlement balance. As of June 30, 2021 and December 31, 2020, the restricted cash balance held in a federally insured bank account related to the CSO program was $0.1 million and $3.1 million, respectively. As of June 30, 2021 and December 31, 2020, there was a payable balance of $0.1 million and $0.8 million, respectively, related to settlement which was included in accrued expenses on the consolidated balance sheets.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements requires OppFi to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. OppFi bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results could differ significantly from its estimates. To the extent that there are differences between OppFi’s estimates and actual results, OppFi’s future financial statement presentation, financial condition, results of operations and cash flows will be affected.

OppFi’s significant accounting policies are described in “Note 1. Nature of Operations and Significant Accounting Policies” to OppFi’s consolidated financial statements included elsewhere in this proxy statement. OppFi believes that the accounting policies described in Note 1 of the financial statements reflect its most critical accounting policies and estimates, which represent those that involve a significant degree of judgment and complexity. Accordingly, OppFi believes these policies are critical in fully understanding and evaluating OppFi’s reported financial condition and results of operations.